UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2015

OncBioMune Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52218	20-2590810
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

11441 Industriplex Blvd, Suite 190 Baton Rouge, LA	70809
(Address of principal executive offices)	(Zip Code)

(225) 227-2384

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On September 8, 2015, OncBioMune Pharmaceuticals, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to report, among other things, that the Company completed the acquisition of up to 47,000,000 of the issued and outstanding shares of OncBioMune, Inc. (“ONC”), representing 100% of ONC’s issued and outstanding common stock, from the ONC shareholders in exchange for the issuance of one share of the Company’s common stock and 0.0212765957446809 of the Company’s Series A preferred stock for each share of ONC’s common stock (the “Exchange”), after giving effect to a 1-for-138.72919666667 (or such other number that will result in the reduction of the number of issued and outstanding shares of Company common stock, prior to closing, to 4,493,372 shares) reverse stock split (the “Reverse Stock Split”) and other transactions provided for in the exchange agreement, as amended, among the Company, ONC and the ONC shareholders. This Current Report on Form 8-K/A amends the Original Form 8-K to provide the financial statements and pro forma financial information described under Item 9.01 below.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The audited financial statements of OncBioMune, LLC as of December 31, 2014 and 2013 were included in the Company’s definitive information statement on Schedule 14C filed with the Securities and Exchange Commission on August 6, 2015. Such audited financial statements and the notes thereto, and the report of Anton & Chia, LLP dated July 1, 2015 relating thereto are incorporated herein by reference.

(b) Pro Forma Financial Information

The unaudited pro forma combined financial information with respect to the Company’s acquisition of ONC is included as Exhibit 99.2 to this Current Report on Form 8-K/A and incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Unaudited financial statements of OncBioMune, LLC as of June 30, 2015 and for the six months ended June 30, 2015.

99.2	Unaudited pro forma combined financial statements with respect to the registrant’s acquisition of OncBioMune, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OncBioMune Pharmaceuticals, Inc.

Date: November 4, 2015	By:	/s/ Andrew Kucharchuk
Andrew Kucharchuk
Chief Financial Officer and President